Exhibit 99.1

XWELL, Inc.

Adopts Tax Benefits Preservation Plan

August 16, 2024— XWELL, Inc. (Nasdaq: XWEL) (the “Company”) announced today that its Board of Directors has adopted a Tax Benefits Preservation Plan (the “Plan”) intended to preserve the value of certain of the Company’s tax attributes related to previously recorded net operating losses (the “Tax Attributes”).

As of August 16, 2024, the Company has Tax Attributes which may entitle the Company to reduce taxable income with respect to the Company’s current 2024 tax year. The Company currently has approximately $67.3 million of net operating losses available to offset taxable income. However, these Tax Attributes may be materially reduced or eliminated by a “change of ownership” of the Company under Section 382 of the Internal Revenue Code. In general, a change of ownership would occur if stockholders that own (or are deemed to own) at least 5% or more of the Company’s outstanding common stock increased their cumulative ownership in the Company by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period.

As part of the Plan, the Company’s Board of Directors declared a dividend of one Series A Junior Participating Preferred Stock purchase right (the “Rights”) on each outstanding share of the Company’s Common Stock. The dividend will be payable on August 26, 2024 to holders of record as of the close of business on August 26, 2024. Shares of the Company’s Common Stock issued after the record date will be issued together with the Rights.

The Rights are not currently exercisable and initially will trade only with the Company’s Common Stock. However, if any person or group acquires 4.99% or more of the Company’s Common Stock, or if a person or group that already owns 4.99% or more of the Company’s Common Stock acquires one or more additional shares of Common Stock, then, subject to certain exceptions, the Rights would separate from the Common Stock and become exercisable for shares of the Company’s Common Stock having a market value equal to twice the exercise price, resulting in significant dilution to the ownership interests of the acquiring person or group.

The Plan includes a procedure pursuant to which the Company’s Board of Directors may consider requests to exempt acquisitions of the Company’s Common Stock from the Plan if it determines that doing so would not limit or impair the availability of the Tax Attributes.

The Rights will expire on August 16, 2027. The Rights may also expire on an earlier date upon the occurrence of other events, including a determination by the Company’s Board of Directors that the Tax Attributes have been utilized or are no longer available, or that the Plan is no longer necessary to protect the Tax Attributes. The Plan also may be terminated at any time by the Company’s Board of Directors before the Rights become exercisable.

The Plan is similar to Section 382 rights plans adopted by many other public companies with significant Tax Attributes. The issuance of the Rights will not affect the Company’s reported earnings or loss per share and is not taxable to the Company or its stockholders.

Additional information regarding the Plan will be set forth in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company is filing with the Securities and Exchange Commission (the “SEC”).

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa is a leading retailer of wellness services and related products, with 33 locations in 16 airports globally.

•	Naples Wax Center is a group of upscale skin care boutiques, with three locations currently operating.

•	XpresCheck, in partnership with the CDC and Concentric by Ginkgo, conducts biosurveillance monitoring in its airport locations to identify new variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events, including the Company’s current plans and expectations relating to the business and operations and future store openings, including but not limited to, future openings of Naples Wax Center and XpresSpa stores, are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Important Additional Information

The Company intends to file a definitive proxy statement and a proxy card with the SEC in connection with the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.xwell.com/sec-filings.

Participant Information

The Company, its directors and certain of its executive officers are “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Compensation” and “Director Compensation” in the Company’s preliminary proxy statement, filed on August 2, 2024 (the “Preliminary Proxy Statement”), commencing on pages 23 and 25, respectively, and available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Preliminary Proxy Statement on page 31 and available here. If any filings are made by the Company with the SEC on Forms 3, 4, and 5 with respect to the participants’ holdings of the Company’s securities, the Company will provide updates and such filings will be available on the Company’s website at https://www.xwell.com/sec-filings or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the Company’s definitive proxy statement on Schedule 14A and other materials to be filed with the SEC.

Media

Maria Kucinski

MWW

mkucinski@mww.com